EXHIBIT 99.1

News Release
Exxon Mobil Corporation
5959 Las Colinas Boulevard
Irving, TX 75039
972 444 1107 Telephone
972 444 1138 Facsimile

FOR IMMEDIATE RELEASE
THURSDAY, JULY 28, 2011

EXXON MOBIL CORPORATION ANNOUNCES ESTIMATED

SECOND QUARTER 2011 RESULTS

	Second Quarter			First Half
	2011	2010	%	2011	2010	%
Earnings Excluding Special Items [1]
$ Millions	10,680	7,560	41	21,330	13,860	54
$ Per Common Share
Assuming Dilution	2.18	1.60	36	4.32	2.93	47

Special Items
$ Millions	0	0		0	0

Earnings
$ Millions	10,680	7,560	41	21,330	13,860	54
$ Per Common Share
Assuming Dilution	2.18	1.60	36	4.32	2.93	47

Capital and Exploration
Expenditures - $ Millions	10,306	6,519	58	18,127	13,396	35

[1] See page 8 for a reference to earnings

EXXONMOBIL'S CHAIRMAN REX W. TILLERSON COMMENTED:

“ExxonMobil recorded strong results during the second quarter of 2011, while investing at a record level of over $10 billion to develop new supplies of energy to meet growing world demand.

Second quarter earnings of $10.7 billion were up 41% from the second quarter of 2010, reflecting higher crude oil and natural gas realizations, improved Downstream results and continued strength in Chemicals.  First half 2011 earnings of $21.3 billion increased 54% over the first half of 2010.

In the second quarter, capital and exploration expenditures were a record $10.3 billion, up 58% from the second quarter of 2010.

Oil-equivalent production increased by 10% over the second quarter of 2010, driven by our world-class assets in Qatar and our growing unconventional gas portfolio.

The Corporation returned over $7 billion to shareholders in the second quarter through dividends and share purchases to reduce shares outstanding.”

SECOND QUARTER HIGHLIGHTS

•

Earnings were $10,680 million, an increase of 41% or $3,120 million from the second quarter of 2010.

•

Earnings per share were $2.18, an increase of 36%.

•

Capital and exploration expenditures were a record $10.3 billion, up 58% from the second quarter of 2010.

•

Oil-equivalent production increased 10% from the second quarter of 2010. Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, production was up over 12%.

•

Cash flow from operations and asset sales was $14.4 billion, including asset sales of $1.5 billion.

•

Share purchases to reduce shares outstanding were $5 billion.

•

Dividends per share of $0.47 increased by 7% compared to the second quarter of 2010.

•

Announced two major oil discoveries and a gas discovery in the deepwater Gulf of Mexico after drilling the company's first post-moratorium deepwater exploration well.

•

Concluded the acquisitions of two Phillips companies, nearly doubling our Marcellus acreage footprint to more than 700,000 net acres.

Second Quarter 2011 vs. Second Quarter 2010

Upstream earnings were $8,541 million, up $3,205 million from the second quarter of 2010.  Higher liquids and natural gas realizations increased earnings by $3.6 billion. Production mix and volume effects decreased earnings by $480 million.

On an oil-equivalent basis, production increased 10% from the second quarter of 2010. Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, production was up over 12%.

Liquids production totaled 2,351 kbd (thousands of barrels per day), up 26 kbd from the second quarter of 2010. Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, liquids production was up 4%, as increased production in Qatar, the U.S. and Iraq more than offset field decline.

Second quarter natural gas production was 12,267 mcfd (millions of cubic feet per day), up 2,242 mcfd from the second quarter of 2010, driven by additional U.S. unconventional gas volumes and project ramp-ups in Qatar.

Earnings from U.S. Upstream operations were $1,449 million, $584 million higher than the second quarter of 2010.  Non-U.S. Upstream earnings were $7,092 million, up $2,621 million from last year.

Downstream earnings of $1,356 million were up $136 million from the second quarter of 2010.  Margins increased earnings by $60 million.  Positive volume and mix effects increased earnings by $150 million, while all other items decreased earnings by $70 million.  Petroleum product sales of 6,331 kbd were 27 kbd higher than last year's second quarter.

Earnings from the U.S. Downstream were $734 million, up $294 million from the second quarter of 2010.  Non-U.S. Downstream earnings of $622 million were $158 million lower than last year.

Chemical earnings of $1,321 million were $47 million lower than the second quarter of 2010.  Improved margins increased earnings by $120 million, while lower sales volumes decreased earnings by $90 million.  Other items, mainly unfavorable tax effects, decreased earnings by $80 million.  Second quarter prime product sales of 6,181 kt (thousands of metric tons) were 315 kt lower than last year's second quarter.

Corporate and financing expenses were $538 million, up $174 million from the second quarter of 2010 due to the absence of favorable 2010 tax items.

During the second quarter of 2011, Exxon Mobil Corporation purchased 67 million shares of its common stock for the treasury at a gross cost of $5.5 billion.  These purchases included $5 billion to reduce the number of shares outstanding, with the balance used to offset shares issued in conjunction with the company's benefit plans and programs.  Share purchases to reduce shares outstanding are currently anticipated to equal $5 billion in the third quarter of 2011.  Purchases may be made in both the open market and through negotiated transactions, and may be increased, decreased or discontinued at any time without prior notice.

First Half 2011 vs. First Half 2010

Earnings of $21,330 million increased $7,470 million from 2010.  Earnings per share increased 47% to $4.32.

FIRST HALF HIGHLIGHTS

•

Earnings were $21,330 million, up 54%.

•

Earnings per share increased 47% to $4.32.

•

Oil-equivalent production was up 10% from 2010.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, production was up 12%.

•

Cash flow from operations and asset sales was $32.6 billion, including asset sales of $2.8 billion.

•

The Corporation distributed over $14 billion to shareholders in the first half of 2011 through dividends and share purchases to reduce shares outstanding.

•

Capital and exploration expenditures were a record $18.1 billion, up 35% from the first half of 2010.

Upstream earnings were $17,216 million, up $6,066 million from 2010.  Higher crude oil and natural gas realizations increased earnings by $6.2 billion.  Production mix and volume effects decreased earnings by $710 million, while all other items, mainly gains from asset sales, increased earnings by $600 million.

On an oil-equivalent basis, production was up 10% compared to the same period in 2010.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, production was up 12%.

Liquids production of 2,375 kbd increased 5 kbd compared with 2010.  Excluding the impacts of entitlement volumes, OPEC quota effects and divestments, liquids production was up 3%, as higher volumes from Qatar and the U.S. more than offset field decline.

Natural gas production of 13,390 mcfd increased 2,538 mcfd from 2010, driven by additional U.S. unconventional gas volumes and project ramp-ups in Qatar.

Earnings from U.S. Upstream operations for 2011 were $2,728 million, an increase of $772 million.  Earnings outside the U.S. were $14,488 million, up $5,294 million.

Downstream earnings of $2,455 million increased $1,198 million from 2010.  Margins increased earnings by $510 million.  Positive volume and mix effects increased earnings by $520 million, while all other items, mainly favorable foreign exchange effects, increased earnings by $170 million.  Petroleum product sales of 6,299 kbd increased 49 kbd from 2010.

U.S. Downstream earnings were $1,428 million, up $1,048 million from 2010.  Non-U.S. Downstream earnings were $1,027 million, $150 million higher than last year.

Chemical earnings of $2,837 million were $220 million higher than 2010.  Stronger margins increased earnings by $470 million, while lower volumes decreased earnings by $60 million.  Other items, including unfavorable tax effects and higher maintenance expenses, decreased earnings by $190 million.  Prime product sales of 12,503 kt were down 481 kt from 2010.

Corporate and financing expenses were $1,178 million, up $14 million from 2010.

Gross share purchases through the first half of 2011 were $11.2 billion, reducing shares outstanding by 136 million shares.

Estimates of key financial and operating data follow.

ExxonMobil will discuss financial and operating results and other matters on a webcast at 10 a.m. Central time on July 28, 2011.  To listen to the event live or in archive, go to our website at exxonmobil.com.

Cautionary statement

Statements relating to future plans, projections, events or conditions are forward-looking statements.  Actual results, including project plans, costs, timing, and capacities; capital and exploration expenditures; and share purchase levels, could differ materially due to factors including: changes in long-term oil or gas prices or other market or economic conditions affecting the oil and gas industry; unforeseen technical difficulties; political events or disturbances; reservoir performance; the outcome of commercial negotiations; wars and acts of terrorism or sabotage; changes in technical or operating conditions; and other factors discussed under the heading "Factors Affecting Future Results" in the “investors” section of our website and in Item 1A of ExxonMobil's 2010 Form 10-K.  We assume no duty to update these statements as of any future date.  References to quantities of oil or natural gas may include amounts that we believe will ultimately be produced, but that are not yet classified as “proved reserves” under SEC definitions.

Frequently used terms

Consistent with previous practice, this press release includes both earnings excluding special items and earnings per share excluding special items.  Both are non-GAAP financial measures and are included to help facilitate comparisons of base business performance across periods.  Reconciliation to net income attributable to ExxonMobil is shown in Attachment II.  The release also includes cash flow from operations and asset sales.  Because of the regular nature of our asset management and divestment program, we believe it is useful for investors to consider sales proceeds together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities.  A reconciliation to net cash provided by operating activities is shown in Attachment II.  Further information on ExxonMobil's frequently used financial and operating measures and other terms is contained under the heading "Frequently Used Terms" available through the “investors” section of our website at exxonmobil.com.

Reference to Earnings

References to total corporate earnings mean net income attributable to ExxonMobil (U.S. GAAP) from the income statement.  Unless otherwise indicated, references to earnings, special items, earnings excluding special items, Upstream, Downstream, Chemical and Corporate and Financing segment earnings, and earnings per share are ExxonMobil's share after excluding amounts attributable to noncontrolling interests.

Attachment I

EXXON MOBIL CORPORATION
SECOND QUARTER 2011
(millions of dollars, unless noted)

	Second Quarter		First Half
	2011	2010	2011	2010
Earnings / Earnings Per Share

Total revenues and other income	125,486	92,486	239,490	182,737
Total costs and other deductions	106,867	79,780	201,954	157,963
Income before income taxes	18,619	12,706	37,536	24,774
Income taxes	7,721	4,960	15,725	10,453
Net income including noncontrolling interests	10,898	7,746	21,811	14,321
Net income attributable to noncontrolling interests	218	186	481	461
Net income attributable to ExxonMobil (U.S. GAAP)	10,680	7,560	21,330	13,860

Earnings per common share (dollars)	2.19	1.61	4.33	2.94

Earnings per common share
- assuming dilution (dollars)	2.18	1.60	4.32	2.93

Other Financial Data

Dividends on common stock
Total	2,308	2,066	4,496	4,052
Per common share (dollars)	0.47	0.44	0.91	0.86

Millions of common shares outstanding
At June 30			4,862	5,092
Average - assuming dilution	4,912	4,729	4,941	4,733

ExxonMobil share of equity at June 30			155,551	140,172
ExxonMobil share of capital employed at June 30			175,822	164,318

Income taxes	7,721	4,960	15,725	10,453
Sales-based taxes	8,613	6,946	16,529	13,761
All other taxes	11,175	9,244	21,491	18,593
Total taxes	27,509	21,150	53,745	42,807

ExxonMobil share of income taxes of
equity companies	1,376	834	2,889	1,810

Attachment II

EXXON MOBIL CORPORATION
SECOND QUARTER 2011
(millions of dollars)
	Second Quarter		First Half
	2011	2010	2011	2010
Earnings (U.S. GAAP)
Upstream
United States	1,449	865	2,728	1,956
Non-U.S.	7,092	4,471	14,488	9,194
Downstream
United States	734	440	1,428	380
Non-U.S.	622	780	1,027	877
Chemical
United States	625	685	1,294	1,224
Non-U.S.	696	683	1,543	1,393
Corporate and financing	(538)	(364)	(1,178)	(1,164)
Net income attributable to ExxonMobil	10,680	7,560	21,330	13,860
Special Items
Upstream
United States	0	0	0	0
Non-U.S.	0	0	0	0
Downstream
United States	0	0	0	0
Non-U.S.	0	0	0	0
Chemical
United States	0	0	0	0
Non-U.S.	0	0	0	0
Corporate and financing	0	0	0	0
Corporate total	0	0	0	0
Earnings Excluding Special Items
Upstream
United States	1,449	865	2,728	1,956
Non-U.S.	7,092	4,471	14,488	9,194
Downstream
United States	734	440	1,428	380
Non-U.S.	622	780	1,027	877
Chemical
United States	625	685	1,294	1,224
Non-U.S.	696	683	1,543	1,393
Corporate and financing	(538)	(364)	(1,178)	(1,164)
Corporate total	10,680	7,560	21,330	13,860
Cash flow from operations and asset sales (billions of dollars)
Net cash provided by operating activities (U.S. GAAP)	12.9	9.3	29.8	22.3
Sales of subsidiaries, investments and property, plant and equipment	1.5	0.4	2.8	0.8
Cash flow from operations and asset sales	14.4	9.7	32.6	23.1

Attachment III

EXXON MOBIL CORPORATION
SECOND QUARTER 2011

	Second Quarter		First Half
	2011	2010	2011	2010
Net production of crude oil
and natural gas liquids,
thousands of barrels daily (kbd)
United States	429	357	428	373
Canada/South America	240	267	252	266
Europe	273	348	289	356
Africa	522	599	541	632
Asia	834	692	813	684
Australia/Oceania	53	62	52	59
Worldwide	2,351	2,325	2,375	2,370

Natural gas production available for sale,
millions of cubic feet daily (mcfd)
United States	3,842	1,412	3,873	1,374
Canada/South America	397	594	432	580
Europe	2,694	3,268	3,732	4,198
Africa	8	20	7	16
Asia	4,961	4,365	5,025	4,380
Australia/Oceania	365	366	321	304
Worldwide	12,267	10,025	13,390	10,852

Oil-equivalent production (koebd) [1]	4,396	3,996	4,607	4,179

[1] Gas converted to oil-equivalent at 6 million cubic feet = 1 thousand barrels

Attachment IV

EXXON MOBIL CORPORATION
SECOND QUARTER 2011

	Second Quarter		First Half
	2011	2010	2011	2010
Refinery throughput (kbd)
United States	1,783	1,807	1,777	1,764
Canada	397	418	425	428
Europe	1,602	1,570	1,525	1,550
Asia Pacific	1,109	1,143	1,166	1,192
Other	302	254	294	240
Worldwide	5,193	5,192	5,187	5,174

Petroleum product sales (kbd)
United States	2,488	2,521	2,482	2,452
Canada	441	435	444	433
Europe	1,634	1,612	1,584	1,610
Asia Pacific	1,140	1,183	1,179	1,204
Other	628	553	610	551
Worldwide	6,331	6,304	6,299	6,250

Gasolines, naphthas	2,498	2,565	2,484	2,550
Heating oils, kerosene, diesel	1,949	1,887	1,991	1,874
Aviation fuels	481	455	473	453
Heavy fuels	601	581	578	605
Specialty products	802	816	773	768
Worldwide	6,331	6,304	6,299	6,250

Chemical prime product sales,
thousands of metric tons (kt)
United States	2,303	2,449	4,578	4,973
Non-U.S.	3,878	4,047	7,925	8,011
Worldwide	6,181	6,496	12,503	12,984

Attachment V

EXXON MOBIL CORPORATION
SECOND QUARTER 2011
(millions of dollars)

	Second Quarter		First Half
	2011	2010	2011	2010
Capital and Exploration Expenditures
Upstream
United States	4,075	772	6,155	1,544
Non-U.S.	5,361	4,570	10,181	9,344
Total	9,436	5,342	16,336	10,888
Downstream
United States	114	264	231	611
Non-U.S.	370	320	703	647
Total	484	584	934	1,258
Chemical
United States	65	66	121	134
Non-U.S.	287	492	680	1,038
Total	352	558	801	1,172

Other	34	35	56	78

Worldwide	10,306	6,519	18,127	13,396

Exploration expenses charged to income
included above
Consolidated affiliates
United States	49	45	112	100
Non-U.S.	543	361	813	991
Equity companies - ExxonMobil share
United States	4	1	5	2
Non-U.S.	2	8	3	11
Worldwide	598	415	933	1,104

Attachment VI

EXXON MOBIL CORPORATION
EARNINGS

	$ Millions	$ Per Common Share [1]

2007
First Quarter	9,280	1.63
Second Quarter	10,260	1.83
Third Quarter	9,410	1.71
Fourth Quarter	11,660	2.14
Year	40,610	7.31

2008
First Quarter	10,890	2.03
Second Quarter	11,680	2.24
Third Quarter	14,830	2.86
Fourth Quarter	7,820	1.55
Year	45,220	8.70

2009
First Quarter	4,550	0.92
Second Quarter	3,950	0.82
Third Quarter	4,730	0.98
Fourth Quarter	6,050	1.27
Year	19,280	3.99

2010
First Quarter	6,300	1.33
Second Quarter	7,560	1.61
Third Quarter	7,350	1.44
Fourth Quarter	9,250	1.86
Year	30,460	6.24

2011
First Quarter	10,650	2.14
Second Quarter	10,680	2.19

[1] Computed using the average number of shares outstanding during each period.
The sum of the four quarters may not add to the full year.